                                                                   EXHIBIT 99.03

                               KANA SOFTWARE, INC

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

       The following unaudited pro forma combined financial statements have been prepared to give effect to the proposed merger of Kana and Broadbase, the merger of Kana and Silknet, and the merger of Broadbase and Servicesoft, using the purchase method of accounting. These pro forma statements were prepared as if the mergers had been completed as of the beginning of the respective periods for statement of operations purposes and as of March 31, 2001 for balance sheet purposes.

       The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the mergers occurred at March 31, 2001 for balance sheet purposes or as of the beginning of the respective periods for statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations. The unaudited pro forma combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of Broadbase, before any integration or restructuring adjustments. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of all assets and liabilities assumed as considered appropriate. The pro forma adjustments may differ materially based upon the final allocation.

       These unaudited pro forma combined financial statements are based upon the respective historical consolidated financial statements of Kana, Broadbase, Silknet and Servicesoft and should be read in conjunction with the historical consolidated financial statements of Kana and Broadbase and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information Kana and Broadbase have on file with the Securities and Exchange Commission.

                               KANA SOFTWARE, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 2001
                                 (IN THOUSANDS)


                                                                                                          PRO FORMA
                                                                                               --------------------------------
                                                               KANA           BROADBASE        ADJUSTMENTS           COMBINED
                                                           -----------       -----------       -----------          -----------
         ASSETS
Current assets:
  Cash and cash equivalents .........................      $    20,724       $    70,731       $        --          $    91,455
  Short-term investments ............................              275            59,939                --               60,214
  Accounts receivable, net ..........................           27,141            20,789                --               47,930
  Prepaid expenses and other current assets .........           12,914             5,892                --               18,806
                                                           -----------       -----------       -----------          -----------
    Total current assets ............................           61,054           157,351                --              218,405
Restricted cash .....................................               --             2,473                --                2,473
Property and equipment, net .........................           37,048            18,570           (18,570)(a)           37,048
Intangible assets, principally goodwill .............          109,777            32,771           (32,771)(b)          109,777
Other assets ........................................            5,258             6,359            (6,359)(a)            5,258
                                                           -----------       -----------       -----------          -----------
    Total assets ....................................      $   213,137       $   217,524       $   (57,700)         $   372,961
                                                           ===========       ===========       ===========          ===========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of notes payable ..................      $     1,466       $       326       $        --          $     1,792
  Accounts payable ..................................           11,327             7,661                --               18,988
  Accrued liabilities ...............................           26,019            23,104            11,200 (c)           60,323
  Deferred revenue ..................................           23,325            16,671           (10,126)(d)           29,870
                                                           -----------       -----------       -----------          -----------
    Total current liabilities .......................           62,137            47,762             1,074              110,973
Notes payable, less current portion .................               75               610                --                  685
Deferred credit--negative goodwill ..................               --                --            23,991 (e)           23,991
                                                           -----------       -----------       -----------          -----------
    Total liabilities ...............................           62,212            48,372            25,065              135,649
                                                           -----------       -----------       -----------          -----------
Stockholders' equity:
  Convertible preferred stock .......................               --                --                --                   --
  Common stock ......................................               94                82              4(f)                  180
  Additional paid-in capital ........................        4,130,391         1,484,835        (1,386,121)(f)        4,229,105
  Deferred stock-based compensation .................          (17,527)          (31,686)           20,236 (f)          (28,977)
  Notes receivable from stockholders ................           (4,522)             (963)               --               (5,485)
  Accumulated other comprehensive loss ..............           (1,123)              390              (390)(f)           (1,123)
  Accumulated deficit ...............................       (3,956,388)       (1,283,506)        1,283,506 (f)       (3,956,388)
                                                           -----------       -----------       -----------          -----------
    Total stockholders' equity ......................          150,925           169,152           (82,765)             237,312
                                                           -----------       -----------       -----------          -----------
    Total liabilities and stockholders' equity ......      $   213,137       $   217,524       $   (57,700)         $   372,961
                                                           ===========       ===========       ===========          ===========



    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                               KANA SOFTWARE, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         ACQUIRED ENTITIES                   PRO FORMA
                                                                    ---------------------------     -----------------------------
                                          KANA        BROADBASE      SILKNET(K)   SERVICESOFT(L)    ADJUSTMENTS         COMBINED
                                      -----------    -----------    -----------   -------------     -----------       -----------
Revenues:
  License .........................   $    75,360    $    34,646    $     7,255     $     9,920     $        --       $   127,181
  Service .........................        43,887         13,608          4,392          13,336              --            75,223
                                      -----------    -----------    -----------     -----------     -----------       -----------
    Total revenues ................       119,247         48,254         11,647          23,256              --           202,404
                                      -----------    -----------    -----------     -----------     -----------       -----------
Cost of revenues:
  License .........................         2,856          4,452            404             772              --             8,484
  Service .........................        56,201         15,984          4,516          15,951              --            92,652
  Amortization of acquired
   core and developed
   technology .....................            --          1,696             --              --          (1,696)(g)            --
                                      -----------    -----------    -----------     -----------     -----------       -----------
    Total cost of revenues ........        59,057         22,132          4,920          16,723          (1,696)          101,136
                                      -----------    -----------    -----------     -----------     -----------       -----------
Gross profit ......................        60,190         26,122          6,727           6,533           1,696           101,268
                                      -----------    -----------    -----------     -----------     -----------       -----------
Operating expenses:
  Sales and marketing .............        88,186         37,247          5,654          30,036              --           161,123
  Research and development ........        42,724         17,207          4,556           7,928              --            72,415
  General and administrative ......        18,945          6,836          2,208          11,371              --            39,360
  Amortization of stock-
   based compensation .............        14,715         21,284             10           8,874          29,580 (h)        74,463
  Amortization of goodwill and
   identifiable intangibles .......       873,022         78,145             --           6,380         (84,525)(g)       865,025
                                                                                                         (7,997)(i)
  In-process research
   and development ................         6,900         25,877             --              --              --            32,777
  Acquisition related costs .......         6,564         45,509             --              --              --            52,073
  Goodwill impairment .............     2,084,841             --             --              --              --         2,084,841
                                      -----------    -----------    -----------     -----------     -----------       -----------
    Total operating expenses ......     3,135,897        232,105         12,428          64,589         (62,942)        3,382,077
                                      -----------    -----------    -----------     -----------     -----------       -----------
Operating loss ....................    (3,075,707)      (205,983)        (5,701)        (58,056)         64,638        (3,280,809)
Other income (expense), net .......         4,834         12,552            619             590              --            18,595
                                      -----------    -----------    -----------     -----------     -----------       -----------
    Net loss ......................   $(3,070,873)   $  (193,431)   $    (5,082)    $   (57,466)    $    64,638       $(3,262,214)
                                      ===========    ===========    ===========     ===========     ===========       ===========
Basic and diluted net
 loss per share ...................   $    (39.57)   $     (4.09)                                                     $    (18.91)
                                      ===========    ===========                                                      ===========
Shares used in computing
 basic and diluted net
 loss per share amounts ...........        77,610         47,259                                                          172,493(j)
                                      ===========    ===========                                                      ===========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                               KANA SOFTWARE, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                  PRO FORMA
                                                                                        ------------------------------
                                                            KANA         BROADBASE      ADJUSTMENTS          COMBINED
                                                        -----------     -----------     -----------        -----------
Revenues:
  License ..........................................    $    11,857     $     7,176     $        --        $    19,033
  Service ..........................................         12,298           5,856              --             18,154
                                                        -----------     -----------     -----------        -----------
    Total revenues .................................         24,155          13,032              --             37,187
                                                        -----------     -----------     -----------        -----------
Cost of revenues:
  License ..........................................            633           1,047              --              1,680
  Service ..........................................         16,829           6,665              --             23,494
  Amortization of acquired core and
   developed technology ............................             --           1,632          (1,632)(g)             --
                                                        -----------     -----------     -----------        -----------
    Total cost of revenues .........................         17,462           9,344          (1,632)            25,174
                                                        -----------     -----------     -----------        -----------
Gross profit .......................................          6,693           3,688           1,632             12,013
                                                        -----------     -----------     -----------        -----------
Operating expenses:
  Sales and marketing ..............................         26,534          13,979              --             40,513
  Research and development .........................         12,949           7,512              --             20,461
  General and administrative .......................          6,068           4,299              --             10,367
  Restructuring costs ..............................         19,930              --              --             19,930
  Acquisition-related costs ........................             --           6,208              --              6,208
  Amortization of stock-based compensation .........          4,112           7,917           3,664 (h)         15,693
  Amortization of goodwill and identifiable
   intangibles .....................................         86,852          56,160         (56,160)(g)         84,853
                                                                                             (1,999)(i)
  Goodwill impairment ..............................        603,446         958,219              --          1,561,665
                                                        -----------     -----------     -----------        -----------
    Total operating expenses .......................        759,891       1,054,294         (54,495)         1,759,690
                                                        -----------     -----------     -----------        -----------
Operating loss .....................................       (753,198)     (1,050,606)         56,127         (1,747,677)
Other income (expense), net ........................            302           2,203              --              2,505
                                                        -----------     -----------     -----------        -----------
Net loss ...........................................    $  (752,896)    $(1,048,403)    $    56,127        $(1,745,172)
                                                        ===========     ===========     ===========        ===========
Basic and diluted net loss per share ...............    $     (8.23)    $    (12.90)                       $     (9.82)
                                                        ===========     ===========                        ===========
Shares used in computing basic and diluted net
 loss per share amounts ............................         91,518          81,267                            177,685 (j)
                                                        ===========     ===========                        ===========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                               KANA SOFTWARE, INC.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

       On April 9, 2001, Kana and Broadbase entered into a merger agreement whereby each outstanding share of Broadbase common stock will be converted into
1.05 shares of Kana common stock. Each outstanding option and warrant to purchase shares of Broadbase common stock will be assumed using the 1.05 ratio. Completion of the merger is conditioned upon the affirmative vote of both companies' stockholders, among other conditions. Kana expects to issue approximately 86.2 million shares of Kana common stock and reserve approximately
28.1 million shares of common stock to assume Broadbase's outstanding options and warrants to purchase common stock in connection with the merger agreement. The actual number of shares of Kana common stock to be issued will be determined on the effective date of the merger based on the number of shares of Broadbase common stock actually outstanding on such date. Kana intends to account for the merger under the purchase method of accounting.


       The unaudited pro forma combined balance sheet at March 31, 2001 combines Kana's and Broadbase's consolidated financial statements at March 31, 2001 as if the merger had been consummated on that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2000 and for the three months ended March 31, 2001 give effect to the proposed merger of Kana and Broadbase, the merger of Kana and Silknet and the acquisition by Broadbase of Servicesoft as if each transaction had been consummated as of the beginning of the respective periods.

2. PRELIMINARY PURCHASE PRICE

       The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $105.2 million, measured using the average fair market value of Kana's common stock from April 5, 2001 to April 11, 2001, five trading days surrounding the date the merger agreement with Broadbase was announced, plus the value of the options and warrants to be issued by Kana in the merger, and other costs directly related to the merger as follows (in thousands):

Fair market value of Kana's common stock ..............               $ 81,200
Fair market value of options and warrants assumed .....                 17,600
Estimated acquisition related costs ...................                  6,400
                                                                      --------
  Total consideration .................................               $105,200
                                                                      ========

       The final purchase price is dependent on the actual number of shares of common stock exchanged, the actual number of options and warrants assumed, and actual acquisition related costs. The final purchase price will be determined upon completion of the merger. The preliminary purchase price allocation, which is subject to change based on Kana's final analysis, is as follows (in thousands):

Tangible assets acquired .................               $ 160,787
Deferred compensation ....................                  11,450
Liabilities assumed ......................                 (43,046)
Deferred credit--negative goodwill .......                 (23,991)
                                                         ---------
  Total ..................................               $ 105,200
                                                         =========

                               KANA SOFTWARE, INC.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        FINANCIAL STATEMENTS--(CONTINUED)


3. PRO FORMA ADJUSTMENTS

Balance Sheet

       The accompanying unaudited pro forma combined balance sheet has been prepared as if the merger was completed on March 31, 2001 and reflects the following pro forma adjustments:

              (a) To reduce the carrying amount of certain Broadbase long-term assets to $0 due to the fair value of the acquired assets exceeding the purchase price (negative goodwill).

              (b) To eliminate Broadbase historical goodwill. Due to the fair value of the acquired assets exceeding the purchase price (negative goodwill), no value has been assigned to the developed technology, in-process technology, workforce and other acquired intangible assets acquired from Broadbase.

              (c) To record estimated direct merger costs of approximately $6.4 million to be incurred by Kana and approximately $4.8 million of estimated merger costs to be incurred by Broadbase.

              (d) To reduce the Broadbase deferred revenue to estimated fair value.

              (e) To record deferred credit-negative goodwill resulting from the merger as the fair value of the acquired assets exceeds the purchase price.

              (f) To eliminate the historical stockholders' equity of Broadbase and record the Kana shares, options and warrants issued in the merger.

STATEMENT OF OPERATIONS

       The accompanying unaudited pro forma combined statements of operations have been prepared as if the proposed merger of Kana and Broadbase, the merger of Kana and Silknet and the acquisition by Broadbase of Servicesoft were each completed as of January 1, 2000 and reflects the following pro forma adjustments:

              (g) To eliminate amortization of Broadbase and Servicesoft historical goodwill and other purchased intangible assets. No additional goodwill amortization has been recorded for the Silknet merger for the period prior to the merger due to the goodwill impairment charge recorded in the fourth quarter of 2000.

              (h) To record amortization of deferred stock-based compensation resulting from the merger of Kana and Broadbase and for the year ended December 31, 2000, the merger of Broadbase and Servicesoft.

              (i) To record the amortization of deferred credit-negative goodwill resulting from the merger of Kana and Broadbase on a straight line basis over a three year period.

              (j) Reflects issuance by Kana of approximately 86.2 million shares of common stock in connection with the merger with Broadbase and for the year ended December 31, 2000, an additional approximately 8.7 million shares related to the merger with Silknet. Shares used to calculate unaudited pro forma net loss per share exclude the anti-dilutive effect of Kana's stock options including options to be issued in the merger.

              (k) Reflects Silknet's results of operations for the period from January 1, 2000 through April 19, 2000 prior to the acquisition of Silknet by Kana on April 20, 2000.

              (l) Reflects Servicesoft's results of operations for the period from January 1, 2000 through December 15, 2000 prior to the acquisition of Servicesoft by Broadbase on December 18, 2000.